Exhibit 5.1

January 26, 2018

  TransEnterix, Inc.

  635 Davis Drive, Suite 300

  Morrisville, NC 27560

Re:	RE: TransEnterix, Inc.

Ladies and Gentlemen:

We have acted as counsel to TransEnterix, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s Registration Statement on Form S-3 (Registration No. 333-222103), filed with the Securities and Exchange Commission (the “Commission”) on December 15, 2017, as amended on January 26, 2018 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the Company from time to time of an aggregate of up to 9,579,884 shares of common stock, par value $0.001, issuable upon the exercise of the Company’s outstanding Series B Warrants (the “Shares”). Both the Series B Warrants and the Shares were previously registered under the Company’s registration statement on Form S-3, filed with the Commission on November 7, 2014 and declared effective on December 19, 2014 (File No. 333-199998), and post-effectively amended pursuant to Post-Effective Amendment No. 1 on Form S-3, as filed with the Commission on March 8, 2016 and declared effective on June 22, 2016 (the “Prior Registration Statement”).

The Shares may be sold by the Company from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act upon the exercise of the Series B Warrants, as set forth in the Registration Statement (and any amendments thereto) and the prospectus contained therein.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Prior Registration Statement and the exhibits thereto, (ii) the form of Series B Warrant, (iii) the Amended and Restated Certificate of Incorporation of the Company, together with all amendments thereto, (iv) the Amended and Restated Bylaws of the Company; (v) the Registration Statement and the exhibits thereto, and (vi) the prospectus contained within the Registration Statement. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have

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TransEnterix, Inc.

January 26, 2018

also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties.

Based upon and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares issuable upon exercise of the Series B Warrants have been duly authorized and reserved for issuance and, when issued and sold by the Company in accordance with the Series B Warrants, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, marshalling or similar laws affecting creditors’ rights and remedies generally; general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law); and limitations on enforceability of rights to indemnification or contribution by federal or state securities laws or regulations or by public policy.

We express no opinion as to the laws of any jurisdiction other than the present federal laws of the United States of America and the present laws of the State of Delaware and the State of New York.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the prospectus which is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely yours,

/s/ Ballard Spahr LLP